UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549




                      FORM 8-K

                     CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                    EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):
                    April 22, 2003




                      7-ELEVEN, INC.
       (Exact name of registrant as specified in its
                    charter)



   TEXAS               0-16626           75-1085131
State or other        Commission        IRS Employer
jurisdiction of       File Number     Identification No.
incorporation



                 2711 North Haskell Avenue
                 Dallas, Texas  75204-2906
          (Address of principal executive offices)


     Registrant's telephone number, including area code:
                 (214) 828-7011


ITEM 9.  REGULATION FD DISCLOSURE.

On April 22, 2003, 7-Eleven, Inc. (the "Company") issued an earnings release announcing its financial results for the quarter ended March 31, 2003. A copy of the earnings release is attached as Exhibit
99.1. The information included in the attached Exhibit 99.1 and contained in Item 9 of this Current Report is being furnished pursuant to "Item 12. Results of Operations and Financial Condition" of Form 8-K in accordance with SEC Release Nos. 33-8216 and 34-47583.

The information contained in the attached Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Also on April 22, 2003, the Company held a conference call (accessible by telephone and Webcast) open to analysts, investors and other interested persons. During the call, Edward W. Moneypenney, the Company's Senior Vice President and Chief Financial Officer, stated that (i) the Company expects core earnings for the quarter ended June 30, 2003, will be in the range of 28 cents to 30 cents per diluted share; and (ii) the Company expects core earnings per diluted share for the quarters ended September 30, 2003, and December 31, 2003, to exceed the levels the Company achieved during the corresponding prior-year quarters.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             7-ELEVEN, INC.


Date:  April 22, 2003

                              /s/ Edward W. Moneypenny
                              ----------------------------
                              Edward W. Moneypenny
                              Senior Vice President and Chief
                                 Financial Officer


                                         EXHIBIT INDEX

     EXHIBIT NO.                         DESCRIPTION
       99.1                          Earnings Release dated
                                      April 22, 2003




Exhibit 99.1


[7-ELEVEN LOGO]


7-ELEVEN, INC. REPORTS HIGHER EARNINGS ATTRIBUTED TO
  STRONG SALES GROWTH;
    FIRST QUARTER 2003 MERCHANDISE SALES
    INCREASE 7.1 PERCENT TO $1.7 BILLION

FIRST QUARTER HIGHLIGHTS:
*  ACHIEVED TOTAL REVENUE GROWTH OF 17.1 PERCENT TO
     $2.6 BILLION
*  INCREASED TOTAL MERCHANDISE SALES BY 7.1 PERCENT TO
     $1.7 BILLION
*  INCREASED QUARTERLY U.S. SAME-STORE MERCHANDISE
     SALES BY 4.5 PERCENT
*  INCREASED TOTAL GASOLINE REVENUE BY ALMOST 50
     PERCENT TO $824.6 MILLION
*  GREW TOTAL GASOLINE GALLONS SOLD BY 8.5 PERCENT
     TO 506 MILLION
*  IMPROVED GASOLINE GROSS PROFIT BY $25.6 MILLION WITH
     A 13.5 CENT PER-GALLON MARGIN

DALLAS, APRIL 22, 2003-7-ELEVEN, INC. (NYSE: SE), the largest chain in the convenience retailing industry, today reported first quarter earnings. Core earnings, which exclude non-operating items, grew to $4.6 million or $0.04 per diluted share for the quarter ended March 31, 2003. This compares to core earnings of $2.4 million or $0.02 per diluted share in the first quarter of 2002. The increase in core earnings is primarily a result of both higher merchandise and gasoline gross profit. This was partially offset by an anticipated after-tax decline of $5.4 million in the Seven-Eleven Japan licensing royalties and higher operating, selling, general and administrative expenses (OSG&A). The company reported first quarter net earnings for 2003 of $5.0 million, or $0.05 per diluted share compared to a net loss in the first quarter 2002 of ($38.6) million, or ($0.37) per diluted share.

                   EARNINGS SUMMARY (UNAUDITED)
                        (IN MILLIONS)

                                          THREE MONTHS ENDED
                                              MARCH 31,
                                          -------------------
                                           2002         2003
                                          --------    -------
NET EARNINGS (LOSS)                       $ (38.6)    $  5.0
ADJUSTMENTS (NET OF TAX):
Non-Operating Charges:
*  Cumulative Accounting Change -
     SFAS No. 143, Asset Retirement
     Obligations                            28.1          -
*  Discontinued Operations of
     Underperforming Stores - SFAS
     No. 144, Impairment/Disposal
     of Long-Lived Assets                    9.5         1.6
*  Infrastructure Consolidation and
     Other Items                             4.1        (1.7)
*  Gain from Currency Conversion            (0.7)       (0.3)
                                          --------    -------
CORE EARNINGS                               $  2.4      $  4.6


REVIEW OF CORE EARNINGS:
Total merchandise sales for the first quarter rose 7.1 percent to $1.7 billion. The company achieved a 4.5 percent increase in U.S. same-store merchandise sales for the quarter, on top of a 3.7 percent increase for the first quarter of 2002. Contributors to the merchandise sales increase included the categories of fresh food, prepaid cards, beer, non-carbonated beverages and cigarettes.
For the first quarter, merchandise gross profit grew 5.0 percent to $580.6 million. Changes in product mix positively affected merchandise sales for the quarter, but lowered merchandise margin. While the company continues to focus on margin, its primary strategy is to maximize gross profit dollars. One example of a change in product mix is the continued improvement in cigarette carton sales, which contributed to improved gross profit dollars but reduced gross profit margin. Product assortment changes were partially offset by the continued favorable impact from cost of goods management, as well as from reductions in write-offs and shortages. Overall, merchandise gross profit margin declined by 67 basis points to 33.91 percent, compared to the prior-year quarter.

 "We are pleased with the ability to sustain strong
merchandise sales and margins that exceed most of the convenience retailing industry. The 4.7 percent increase in March's same-store merchandise sales represents our 69th consecutive monthly increase," said Jim Keyes, 7-Eleven's president and chief executive officer.
"The consistency of our sales results is an indication that our retailer initiative strategy is working. Our execution of this strategy has been facilitated by our investment in technology and emphasis on training."
7-Eleven grew total gasoline gallons 8.5 percent to 506.4
million for the first quarter of 2003. Total gasoline revenues were $824.6 million in the first quarter of 2003, compared to $559.0 million in the same quarter a year ago. The 47.5 percent increase in gasoline revenues is due to the 43-cent increase in gasoline prices year over year, as well as a 5.0 percent increase in per-store gallon sales. The average retail price of gasoline was $1.63 in the first quarter of 2003.
Gasoline gross profit increased to $68.2 million, a 59.9
percent increase over the first quarter of 2002. Expressed as cents per gallon, the gasoline margin was 13.5 cents in the first quarter of 2003 compared to 9.1 cents in the first quarter of 2002. While wholesale costs were significantly greater in the first quarter of 2003 than in the same quarter a year ago, retail prices were also much higher than in the prior-year quarter.
OSG&A rose 5.0 percent to $467.9 million in the first quarter of 2003. Expressed as a percent of total revenue, OSG&A was 18.3 percent. The primary drivers of the year-over-year increase were higher occupancy expenses from new store openings, labor, repairs and maintenance and credit card processing fees. Adjusting for the 43-cent per gallon increase in gasoline prices year over year and a $3.2 million gain due to currency conversion and infrastructure consolidation and other items, OSG&A for the first quarter of 2003 as a percent of revenue would have been 20.1 percent. This ratio was flat with the prior-year quarter after adjusting for last year's $1.2 million conversion gain and
the $6.9 million charge for infrastructure consolidation and other items.
During the first quarter of 2003, 7-Eleven, Inc. invested
approximately $56.8 million in capital expenditures.   The company
opened 16 stores in the U.S. and Canada and operated 5,791 stores as of March 31, 2003.
The company is reconfirming its earlier guidance for 2003 core earnings per fully diluted share to be in the range of $0.70 to $0.75.
SUMMARY OF NON-OPERATING ITEMS:
During the first quarter of 2003, the company closed 48 stores as part of its strategy to improve the performance of its store base. In accordance with SFAS 144, the company reclassified the after-tax results from the closed stores to Discontinued Operations ($1.6 million net loss). Discontinued Operations for the first quarter of 2002 include the results of stores closed this quarter as well as the results for all stores closed during 2002
($9.5 million net loss).
The company also reported an after-tax non-cash currency conversion gain of $0.3 million in the first quarter of 2003, compared to an after-tax non-cash gain of $0.7 million in the corresponding quarter a year ago.
Included in infrastructure consolidation and other items for the first quarter of 2003 was a $1.7 million after-tax gain, primarily due to the receipt of life insurance proceeds. For the first quarter of 2002, infrastructure consolidation and other items included after-tax charges related to employee severance and other costs totaling $4.1 million.

INTERNET BROADCAST OF EARNINGS CONFERENCE CALL REPLAY
The first quarter 2003 earnings conference call will begin at 9:00 a.m. Eastern Daylight Time on Tuesday, April 22, 2003. The call is available by Webcast at www.7-Eleven.com or by telephone at 1-800-223-9488 for domestic callers or



1-785-832-2041 for international callers. The replay of the call will be available for one week, beginning approximately two hours after the call concludes. The call may be accessed either through the Investor Relations section of www.7-Eleven.com or by calling 1-888-562-3380 (domestic callers) or 1-402-220-1188 (international callers).

ABOUT 7-ELEVEN, INC.
7-Eleven, Inc. is the premier name and largest chain in the convenience retailing industry. Headquartered in Dallas, Texas, 7-Eleven, Inc. operates or franchises approximately 5,800 7-Eleven stores in the United States and Canada and licenses approximately 19,000 7-Eleven stores in 17 other countries and territories throughout the world. During 2002, 7-Eleven stores worldwide generated total sales of more than $33 billion. Find out more online at www.7-Eleven.com.

THIS RELEASE, AND THE ACCOMPANYING DISCUSSION ON THE EARNINGS CONFERENCE CALL ON APRIL 22, 2003, INCLUDES CERTAIN STATEMENTS THAT ARE CONSIDERED "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY STATEMENT THAT IS NOT A STATEMENT OF HISTORICAL FACT SHOULD BE DEEMED TO BE A FORWARD-LOOKING STATEMENT. BECAUSE THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THERE CAN BE NO ASSURANCE THAT (I) WE HAVE CORRECTLY MEASURED OR IDENTIFIED ALL OF THE FACTORS AFFECTING OUR BUSINESS OR THE EXTENT OF THEIR LIKELY IMPACT; (II) THE PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO THOSE FACTORS ON WHICH OUR BUSINESS ANALYSIS IS BASED IS COMPLETE OR ACCURATE; (III) OUR ANALYSIS IS CORRECT; OR (IV) OUR STRATEGY, WHICH IS BASED IN PART ON THIS ANALYSIS, WILL BE SUCCESSFUL.


CONTACT INFORMATION:
Investor Relations:              Media Relations:
Carole Davidson, CFA             Margaret Chabris
(214) 828-7021                   (214) 828-7345


                                 7-ELEVEN, INC. AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                          (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                         (UNAUDITED)

                                                                      THREE MONTHS
                                                                     ENDED MARCH 31
                                                              -----------------------------
                                                                   2002             2003
                                                              --------------   ------------
<S
REVENUES:
  Merchandise sales                                           $  1,598,892     $  1,712,256
  Gasoline sales                                                   559,019          824,627
                                                              -------------    ------------
       Net sales                                                 2,157,911        2,536,883
  Other income                                                      26,503           20,767
                                                              -------------    ------------
       Total revenues                                            2,184,414        2,557,650

COSTS AND EXPENSES:
  Merchandise cost of goods sold                                 1,046,052        1,131,673
  Gasoline cost of goods sold                                      516,324          756,378
                                                              ------------     ------------
       Total cost of goods sold                                  1,562,376        1,888,051
  Franchisee gross profit expense                                  162,303          174,630
  Operating, selling, g&a expenses                                 445,570          467,864
  Interest expense, net                                             15,810           16,371
                                                              ------------     ------------
       Total costs and expenses                                  2,186,059        2,546,916
                                                              ------------     ------------

Earnings (loss) from continuing operations before
  income tax and cumulative effect of accounting change             (1,645)          10,734

Income tax expense (benefit)                                          (658)           4,186
                                                              ------------     -------------
Earnings (loss) from continuing operations before
  cumulative effect of accounting change                              (987)           6,548

Loss on discontinued operations (net of tax
  benefit of $6,311 and $1,018)                                     (9,466)          (1,592)

Cumulative effect of accounting change
  (net of tax benefit of $18,759)                                  (28,139)              -
                                                              -------------    -------------
Net earnings (loss)                                           $    (38,592)    $      4,956
                                                              =============    =============
Net earnings (loss) per common share:
  Basic
   Earnings (loss) from continuing operations before
     cumulative effect of accounting change                   $       (.01)    $        .07
   Loss on discontinued operations                                    (.09)            (.02)
   Cumulative effect of accounting change                             (.27)              -
                                                              -------------    -------------
   Net earnings (loss)                                        $       (.37)    $        .05
                                                              =============    =============
  Diluted
   Earnings (loss) from continuing operations before
     cumulative effect of accounting change                   $       (.01)    $        .07
   Loss on discontinued operations                                    (.09)            (.02)
   Cumulative effect of accounting change                             (.27)              -
                                                              -------------    -------------
   Net earnings (loss)                                        $       (.37)    $        .05
                                                              =============    =============

Weighted average shares:
   Basic                                                           104,819          104,853
   Diluted                                                         104,819          105,296

Operating stores at end of period                                    5,764            5,791


[7-ELEVEN LOGO]

                           FINANCIAL HIGHLIGHTS
                                                           THREE MONTHS ENDED
                                                     -----------------------------------
                                                                              % OR UNIT
($ MILLIONS - EXCEPT PER SHARE DATA)                 03/31/02     3/31/03       CHANGE
----------------------------------------------------------------------------------------
EARNINGS
     Core Earnings                                   $    2.4     $   4.6
     Conversion Gain/(Loss)                               0.7         0.3
     Infrastructure Consolidation and Other Items        (4.1)        1.7
     Discontinued Operations (SFAS No. 144)              (9.5)       (1.6)
     Cumulative Accounting Change - SFAS No. 143 (1)    (28.1)         -
                                                      --------     -------
     Net Earnings (Loss) as Reported                 $  (38.6)    $   5.0

NET EARNINGS PER DILUTED SHARE

     Core Earnings                                   $    .02     $   .04
     Conversion Gain/(Loss)                               .01          -
     Infrastructure Consolidation and Other Items        (.04)        .02
     Discontinued Operations (SFAS No. 144)              (.09)       (.02)
     Cumulative Accounting Change - SFAS No. 143 (1)     (.27)         -
     Net Earnings (Loss) as Reported                     (.37)        .05

     Weighted Average Shares Outstanding
        (basic in 000's)                              104,819     104,853
     Weighted Average Shares Outstanding
        (diluted in 000's)                            104,819     105,296

EBITDA (2)                                              $64.8       $96.3       $31.5

INTEREST COVERAGE RATIO (3)                              6.66        6.29

KEY DATA
     Total Revenue                                   $2,184.4    $2,557.7        17.1 %

     Merchandise Sales                                1,598.9     1,712.3         7.1 %
         U.S. Same-Store Sales Increase                   3.7 %       4.5 %
         Merchandise Gross Profit                      $552.8      $580.6       $27.8
         Merchandise GP Margin                          34.58 %     33.91 %       (67)bp

     Gasoline Sales                                     559.0       824.6        47.5 %
        Gasoline Gallons                                466.8       506.4         8.5 %
        Gasoline Gross Profit                            42.7        68.2        59.9 %
        Gasoline CPG                                      9.1        13.5         4.4
        Gasoline GP Margin                               7.64 %      8.28 %        64 bp

AVERAGE PER STORE DAY DATA PERCENT INCR/(DECR)
     Merchandise GP Growth per store                      5.8 %       2.9 %      (2.9)
     Gasoline Gallons Sold                                2.7 %       5.0 %       2.3
     Gasoline GP Dollars                                (18.9)%      54.7 %      73.6
     Total GP Dollars                                     1.0 %      11.0 %      10.0

TOTAL STORES (END OF PERIOD)
     U.S. and Canada                                    5,764       5,791          27
          Gasoline Stores                               2,425       2,466          41
     Worldwide                                         22,910      24,912       2,002

BALANCE SHEET ITEMS (END OF PERIOD)
     Debt                                            $1,490.9    $1,538.6
     Convertible Quarterly Income Debt Securities       380.0       380.0
     Stockholders' Equity                               115.4       176.5

    (1) Year-to-date 2002 reported net earnings includes the one-time cumulative effect charge of $(28.1) million or $(0.27) per diluted share in connection with the adoption of SFAS No. 143.
    (2) EBITDA defined as earnings before net interest expense, income taxes (benefit), depreciation and amortization and cumulative accounting changes.
    (3) Interest coverage ratio is based on EBITDA divided by Interest Expense for the trailing 12 months ending March 2002 and 2003, respectively.

